EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of International Development Corp., a Nevada corporation (the "Company") and Subsidiary, on Form 10-QSB for the period ended February 28, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Betty-Ann Harland, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Company.

Dated: April 19, 2005.

                                     By /s/  Betty-Ann Harland
                                       -----------------------------------------
                                       Betty-Ann Harland,
                                       Chief Executive Officer of
                                       International Development Corp.


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